News Release	CONTACTS: Investors: Joe Selner, Chief Financial Officer 920-491-7120 Media: Cindy Moon-Mogush, Corporate Communications 920-431-8034
Associated Banc-Corp earns $2.38 per diluted share in 2006, 57 cents in fourth quarter
•	Net income $316.6 million for 2006

•	Net charge offs 12 basis points of average loans for the year

•	Margin of 3.62% for 2006

•	Deposits up 5% over prior year end

•	Accelerated stock buyback executed in fourth quarter
     GREEN BAY, Wis. — Jan. 18, 2007 — Associated Banc-Corp (NASDAQ: ASBC) earned $0.57 per diluted share in the fourth quarter of 2006, compared to $0.64 in the fourth quarter of 2005. Net income for the fourth quarter of 2006 was $74.5 million, compared to $87.6 million for the fourth quarter of 2005.
     The fourth quarters of both years included certain items that impact comparability between the year-over-year quarters. The fourth quarter of 2006 included a $2.1 million market valuation loss on the transfer of $0.3 billion of residential mortgages to loans held for sale and $1.8 million of severance expense, while the fourth quarter of 2005 included a $5.3 million gain on the sale of $1.5 billion of its mortgage portfolio serviced for others. Excluding these items, as well as asset and investment sales gains (losses) from both quarters, earnings per share were essentially level on a comparable quarter basis.
     Associated earned $2.38 per diluted share in 2006, versus $2.43 in 2005. Net income for 2006 was $316.6 million, versus $320.2 million in 2005.
     “While the operating environment in 2006 was challenging, we made meaningful progress toward improving the quality of earnings and executing our strategic objectives. We reduced wholesale funding by nearly $2 billion, realigned resources to increase focus on markets with more
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ASBC YE 2006 earnings, add one
potential, improved fee income contribution and sustained credit quality. In addition, we aggressively managed expenses while continuing to focus on core deposit growth,” Associated Chairman and CEO Paul S. Beideman said.
     Return on average assets (ROA) and return on average equity (ROE) for 2006 were 1.50 percent and 13.89 percent, respectively. This compares to an ROA of 1.53 percent and an ROE of 15.24 percent in 2005. Return on average tangible equity (which is a non-GAAP measure that excludes the average of goodwill and other intangible assets from average equity) was 23.31 percent for 2006 compared to 23.47 percent in 2005. Book value per share rose to $17.44 as of Dec. 31, 2006, compared to $17.15 a year earlier.
     Deposits at Dec. 31, 2006, were $14.3 billion, up 5 percent over year-end 2005, with growth in noninterest-bearing demand, money market, and time deposits overcoming declines in savings and interest-bearing demand deposits. Average deposits for 2006 were up 9 percent over 2005.
     At Dec. 31, 2006, loans were $14.9 billion (impacted by a $0.3 billion transfer of residential mortgages to loans held for sale in December) compared to loans of $15.2 billion at year-end 2005. Without the transfer, loans were unchanged between year-end 2006 and 2005. Commercial, financial and agricultural loans grew $260 million, or 8 percent, and home equity loans grew $140 million, or 7 percent during 2006. These increases helped offset decreases in residential mortgages and installment loans, while commercial real estate loans were level. Average loan balances in 2006 were up 7 percent compared to 2005. At year-end 2006, the ratio of loans to deposits was 104 percent compared to 112 percent at year-end 2005.
     In 2006 net charge offs were 0.12 percent of average loans compared to net charge offs of 0.09 percent of average loans in 2005. The allowance for loan losses at Dec. 31, 2006, was 1.37 percent of total loans compared to 1.34 percent at Dec. 31, 2005.
     Associated’s net interest income for 2006 was $669.5 million, versus $672.3 million for 2005. Net interest margin was 3.62 percent for 2006, versus 3.64 percent for 2005. The company’s wholesale funding reduction strategy decreased the amount of lower-yielding securities in the investment portfolio and reduced the level of higher-costing wholesale borrowings. This, coupled with growth in average deposits, contributed to the company improving its margin in each of the last three quarters of 2006, despite the unfavorable yield curve.
     Total noninterest income was $295.5 million for 2006, up 2 percent from $291.1 million for 2005. Core fee-based revenues (including trust service fees, service charges on deposit accounts, card-based and other non-deposit fees, and retail commissions) totaled $233.0 million, up 8 percent over $215.8 million for 2005, due to a combination of increased volumes and improved pricing.
     Net mortgage banking income was $14.8 million for 2006, compared to $36.4 million in 2005. The majority of this decrease was attributable to the $2.1 million loss on market valuation associated with the fourth quarter 2006 transfer of $0.3 billion of portfolio loans to loans held for
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ASBC YE 2006 earnings, add two
sale, the $5.3 million gain on the bulk servicing sale in fourth quarter 2005, and less favorable valuation recoveries on the mortgage servicing rights asset in 2006.
     Noninterest expense grew a modest 3 percent between 2006 and 2005, including the full year impact of the acquisition of State Financial.
     The effective tax rate for 2006 was 29.60 percent, versus 31.86 percent for 2005. The decline was primarily due to the resolution of certain multi-jurisdictional tax issues, as well as changes in exposure of uncertain tax positions in 2006, both resulting in the reduction of tax liabilities and income tax expense.
     The company paid dividends of $1.14 per share in 2006, up 8 percent from $1.06 in 2005, making 2006 Associated’s 36th consecutive year of increasing dividends.
     Associated repurchased approximately 8 million shares of its common stock in 2006 at an average cost of $32.83 per share. Associated starts 2007 with an authorization to repurchase approximately 1.4 million additional shares.
     Associated will host a live conference call for investors and analysts at 3 p.m. CST today. The toll-free dial-in number for the live call is 888-694-4769. The number for international callers is 973-582-2757. Participants should ask the operator for the Associated Banc-Corp 2006 earnings call, or for call ID number 8298239. A replay of the call will be available from 6 p.m. CDT today through Feb. 1 by calling 877-519-4471 (toll-free) domestically or 973-341-3080 internationally. The call ID number, 8298239, is required to access the replay.
     Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $21 billion. Associated has more than 315 banking offices serving more than 180 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.
     Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report to be filed on Form 10-K.

Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp
	December 31	December 31
(in thousands)	2006	2005	% Change

Assets
Cash and due from banks	$458,344	$460,230	(0.4%)
Interest-bearing deposits in other financial institutions	10,505	14,254	(26.3%)
Federal funds sold and securities purchased under agreements to resell	13,187	17,811	(26.0%)
Securities available for sale, at fair value	3,436,621	4,711,605	(27.1%)
Loans held for sale	370,758	57,710	542.5%
Loans	14,881,526	15,206,464	(2.1%)
Allowance for loan losses	(203,481)	(203,404)	0.0%

Loans, net	14,678,045	15,003,060	(2.2%)
Premises and equipment, net	196,007	206,153	(4.9%)
Goodwill	871,629	877,680	(0.7%)
Other intangible assets, net	109,234	120,358	(9.2%)
Other assets	717,054	631,221	13.6%

Total assets	$20,861,384	$22,100,082	(5.6%)

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,756,222	$2,504,926	10.0%
Interest-bearing deposits, excluding Brokered CDs	10,922,274	10,538,856	3.6%
Brokered CDs	637,575	529,307	20.5%

Total deposits	14,316,071	13,573,089	5.5%
Short-term borrowings	2,042,685	2,666,307	(23.4%)
Long-term funding	2,071,142	3,348,476	(38.1%)
Accrued expenses and other liabilities	185,993	187,232	(0.7%)

Total liabilities	18,615,891	19,775,104	(5.9%)
Stockholders’ Equity
Preferred stock	—	—
Common stock	1,304	1,357	(3.9%)
Surplus	1,120,934	1,301,004	(13.8%)
Retained earnings	1,189,658	1,029,247	15.6%
Accumulated other comprehensive loss	(16,453)	(3,938)	317.8%
Deferred compensation	—	(2,081)	(100.0%)
Treasury stock	(49,950)	(611)	N/M

Total stockholders’ equity	2,245,493	2,324,978	(3.4%)

Total liabilities and stockholders’ equity	$20,861,384	$22,100,082	(5.6%)

N/M = Not Meaningful.

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp
	For The Three Months Ended,			For The Year Ended,
	December 31,			December 31,
(in thousands, except per share amounts)	2006	2005	% Change	2006	2005	% Change

Interest Income
Interest and fees on loans	$282,918	$252,443	12.1%	$1,106,903	$889,374	24.5%
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	29,962	41,486	(27.8%)	131,952	164,404	(19.7%)
Tax-exempt	9,794	10,325	(5.1%)	39,434	39,310	0.3%
Interest on federal funds sold and securities purchased under agreements to resell	292	289	1.0%	1,090	937	16.3%

Total interest income	322,966	304,543	6.0%	1,279,379	1,094,025	16.9%
Interest Expense
Interest on deposits	98,757	66,934	47.5%	363,953	213,052	70.8%
Interest on short-term borrowings	31,971	26,828	19.2%	129,791	89,356	45.3%
Interest on long-term funding	26,174	35,186	(25.6%)	116,086	119,362	(2.7%)

Total interest expense	156,902	128,948	21.7%	609,830	421,770	44.6%

Net Interest Income	166,064	175,595	(5.4%)	669,549	672,255	(0.4%)
Provision for loan losses	7,068	3,676	92.3%	19,056	13,019	46.4%

Net interest income after provision for loan losses	158,996	171,919	(7.5%)	650,493	659,236	(1.3%)
Noninterest Income
Trust service fees	9,941	9,055	9.8%	37,484	35,017	7.0%
Service charges on deposit accounts	24,214	23,073	4.9%	91,593	86,783	5.5%
Mortgage banking, net	1,735	12,166	(85.7%)	14,801	36,395	(59.3%)
Card-based and other nondeposit fees	11,267	10,033	12.3%	42,661	37,439	13.9%
Retail commissions	15,053	13,624	10.5%	61,256	56,604	8.2%
Bank owned life insurance income	5,102	3,022	68.8%	16,155	9,942	62.5%
Asset sale gains, net	91	2,766	N/M	304	3,945	N/M
Investment securities gains (losses), net	(436)	1,179	N/M	4,722	4,116	N/M
Other	7,568	6,126	23.5%	26,525	20,845	27.2%

Total noninterest income	74,535	81,044	(8.0%)	295,501	291,086	1.5%
Noninterest Expense
Personnel expense	68,315	68,619	(0.4%)	283,431	274,941	3.1%
Occupancy	10,971	10,287	6.6%	43,825	38,961	12.5%
Equipment	4,300	4,361	(1.4%)	17,466	16,792	4.0%
Data processing	8,033	7,972	0.8%	31,451	29,534	6.5%
Business development and advertising	4,365	4,999	(12.7%)	16,857	17,661	(4.6%)
Stationery and supplies	1,737	1,869	(7.1%)	7,082	6,956	1.8%
Other intangible amortization	1,999	2,418	(17.3%)	8,903	8,607	3.4%
Other	24,678	25,014	(1.3%)	87,200	87,011	0.2%

Total noninterest expense	124,398	125,539	(0.9%)	496,215	480,463	3.3%

Income before income taxes	109,133	127,424	(14.4%)	449,779	469,859	(4.3%)
Income tax expense	34,632	39,783	(12.9%)	133,134	149,698	(11.1%)

Net Income	$74,501	$87,641	(15.0%)	$316,645	$320,161	(1.1%)

Earnings Per Share:
Basic	$0.58	$0.65	(10.8%)	$2.40	$2.45	(2.0%)
Diluted	$0.57	$0.64	(10.9%)	$2.38	$2.43	(2.1%)
Average Shares Outstanding:
Basic	129,202	135,684	(4.8%)	132,006	130,554	1.1%
Diluted	130,366	137,005	(4.8%)	133,132	131,931	0.9%
N/M — Not meaningful.

Consolidated Statements of Income (Unaudited) - Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	4Q06	3Q06	2Q06	1Q06	4Q05

Interest Income
Interest and fees on loans	$282,918	$284,397	$278,573	$261,015	$252,443
Interest and dividends on investment securities and deposits with other financial institutions
Taxable	29,962	30,225	32,649	39,116	41,486
Tax-exempt	9,794	9,691	9,786	10,163	10,325
Interest on federal funds sold and securities purchased under agreements to resell	292	260	289	249	289

Total interest income	322,966	324,573	321,297	310,543	304,543
Interest Expense
Interest on deposits	98,757	99,242	88,076	77,878	66,934
Interest on short-term borrowings	31,971	30,450	34,126	33,244	26,828
Interest on long-term funding	26,174	26,664	30,696	32,552	35,186

Total interest expense	156,902	156,356	152,898	143,674	128,948

Net Interest Income	166,064	168,217	168,399	166,869	175,595
Provision for loan losses	7,068	3,837	3,686	4,465	3,676

Net interest income after provision for loan losses	158,996	164,380	164,713	162,404	171,919
Noninterest Income
Trust service fees	9,941	9,339	9,307	8,897	9,055
Service charges on deposit accounts	24,214	23,438	22,982	20,959	23,073
Mortgage banking, net	1,735	2,833	5,829	4,404	12,166
Card-based and other nondeposit fees	11,267	10,461	11,047	9,886	10,033
Retail commissions	15,053	14,360	16,365	15,478	13,624
Bank owned life insurance income	5,102	4,390	3,592	3,071	3,022
Asset sale gains (losses), net	91	89	354	(230)	2,766
Investment securities gains (losses), net	(436)	1,164	1,538	2,456	1,179
Other	7,568	6,911	6,194	5,852	6,126

Total noninterest income	74,535	72,985	77,208	70,773	81,044
Noninterest Expense
Personnel expense	68,315	71,321	74,492	69,303	68,619
Occupancy	10,971	10,442	10,654	11,758	10,287
Equipment	4,300	4,355	4,223	4,588	4,361
Data processing	8,033	7,668	7,711	8,039	7,972
Business development and advertising	4,365	4,142	4,101	4,249	4,999
Stationery and supplies	1,737	1,787	1,784	1,774	1,869
Other intangible amortization	1,999	2,280	2,281	2,343	2,418
Other	24,678	21,691	19,414	21,417	25,014

Total noninterest expense	124,398	123,686	124,660	123,471	125,539

Income before income taxes	109,133	113,679	117,261	109,706	127,424
Income tax expense	34,632	36,791	33,712	27,999	39,783

Net Income	$74,501	$76,888	$83,549	$81,707	$87,641

Earnings Per Share:
Basic	$0.58	$0.58	$0.63	$0.60	$0.65
Diluted	$0.57	$0.58	$0.63	$0.60	$0.64
Average Shares Outstanding:
Basic	129,202	131,520	132,259	135,114	135,684
Diluted	130,366	132,591	133,441	136,404	137,005

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share & full time equivalent employee data)	YTD 2006	YTD 2005	4th Qtr 2006	3rd Qtr 2006	2nd Qtr 2006	1st Qtr 2006	4th Qtr 2005

Summary of Operations
Net interest income	669,549	672,255	166,064	168,217	168,399	166,869	175,595
Provision for loan losses	19,056	13,019	7,068	3,837	3,686	4,465	3,676
Asset sale gains (losses), net	304	3,945	91	89	354	(230)	2,766
Investment securities gains (losses), net	4,722	4,116	(436)	1,164	1,538	2,456	1,179
Noninterest income (excluding securities & asset gains)	290,475	283,025	74,880	71,732	75,316	68,547	77,099
Noninterest expense	496,215	480,463	124,398	123,686	124,660	123,471	125,539
Income before income taxes	449,779	469,859	109,133	113,679	117,261	109,706	127,424
Income taxes	133,134	149,698	34,632	36,791	33,712	27,999	39,783
Net income	316,645	320,161	74,501	76,888	83,549	81,707	87,641
Taxable equivalent adjustment	26,233	25,509	6,568	6,495	6,503	6,667	6,766

Per Common Share Data (1)
Net income:
Basic	$2.40	$2.45	$0.58	$0.58	$0.63	$0.60	$0.65
Diluted	2.38	2.43	0.57	0.58	0.63	0.60	0.64
Dividends	1.14	1.06	0.29	0.29	0.29	0.27	0.27
Market Value:
High	$35.13	$34.74	$35.13	$32.58	$34.45	$34.83	$33.23
Low	30.27	29.09	32.13	30.27	30.69	32.75	29.09
Close	34.88	32.55	34.88	32.50	31.53	33.98	32.55
Book value	17.44	17.15	17.44	17.44	17.20	16.98	17.15

Performance Ratios (annualized)
Earning assets yield	6.79%	5.84%	6.95%	6.89%	6.74%	6.38%	6.12%
Interest-bearing liabilities rate	3.71	2.57	3.93	3.84	3.65	3.37	2.98
Net interest margin	3.62	3.64	3.64	3.63	3.59	3.48	3.59
Return on average assets	1.50	1.53	1.43	1.46	1.58	1.52	1.58
Return on average equity	13.89	15.24	13.19	13.36	14.86	14.16	14.99
Return on tangible average equity (2)	23.31	23.47	22.31	22.32	25.18	23.48	22.70
Efficiency ratio (3)	50.31	48.99	50.26	50.19	49.82	51.00	48.38
Effective tax rate	29.60	31.86	31.73	32.36	28.75	25.52	31.22
Dividend payout ratio (4)	47.50	43.27	50.00	50.00	46.03	45.00	41.54

Average Balances
Assets	$21,162,099	$20,921,575	$20,635,203	$20,891,001	$21,266,792	$21,871,969	$22,022,165
Earning assets	19,229,849	19,181,630	18,713,784	18,968,584	19,342,628	19,910,420	20,080,758
Interest-bearing liabilities	16,434,947	16,410,899	15,765,774	16,070,975	16,717,761	17,204,860	17,090,134
Loans	15,370,090	14,347,707	15,233,207	15,404,223	15,515,789	15,327,803	15,154,225
Deposits	13,623,703	12,462,981	13,748,444	13,884,404	13,534,725	13,319,664	13,282,910
Wholesale funding	5,161,192	6,207,846	4,547,042	4,636,853	5,391,108	6,092,275	6,280,793
Stockholders’ equity	2,279,376	2,101,389	2,240,143	2,283,933	2,254,933	2,339,539	2,320,134
Stockholders’ equity / assets	10.77%	10.04%	10.86%	10.93%	10.60%	10.70%	10.54%

At Period End
Assets			$20,861,384	$20,926,523	$21,128,354	$21,518,860	$22,100,082
Loans			14,881,526	15,284,608	15,405,630	15,539,187	15,206,464
Allowance for loan losses			203,481	203,442	203,411	203,408	203,404
Goodwill			871,629	871,629	875,727	875,727	877,680
Mortgage servicing rights, net			66,620	67,931	69,282	68,116	68,841
Other intangible assets, net			42,614	44,613	46,893	49,174	51,517
Deposits			14,316,071	14,208,545	13,646,408	13,616,870	13,573,089
Wholesale funding			4,113,827	4,277,636	5,033,961	5,496,039	6,014,783
Stockholders’ equity			2,245,493	2,270,380	2,274,860	2,244,695	2,324,978
Stockholders’ equity / assets			10.76%	10.85%	10.77%	10.43%	10.52%
Tangible equity / tangible assets (5)			6.67%	6.77%	6.69%	6.41%	6.59%
Shares outstanding, end of period			128,747	130,216	132,283	132,167	135,602
Shares repurchased during period			1,957	2,000	31	4,030	974
Average per share cost of shares repurchased during period			$33.11	$31.43	$—	$33.63	$30.82
Year-to-date shares repurchased during period			8,018	6,061	4,061	4,030	3,496
YTD average per share cost of shares repurchased during period			$32.83	$32.74	$33.38	$33.63	$32.43

Selected trend information
Average full time equivalent employees			5,084	5,117	5,112	5,147	5,113
Trust assets under management, at market value			$5,800,000	$5,500,000	$5,200,000	$5,200,000	$5,000,000
Mortgage loans originated for sale			374,427	388,914	359,361	246,724	356,280
Portfolio serviced for others			8,330,000	8,226,000	8,134,000	8,050,000	8,028,000
Mortgage servicing rights, net / Portfolio serviced for others			0.80%	0.83%	0.85%	0.85%	0.86%

(1)	Per share data adjusted retroactively for stock splits & stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill & other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, & asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill & other intangible assets divided by assets excluding goodwill & other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp
	Three months ended			Year Ended
	December 31,			December 31,

(in thousands)	2006	2005	% Change	2006	2005	% Change

Allowance for Loan Losses
Beginning balance	$203,442	$190,080	7.0%	$203,404	$189,762	7.2%
Balance related to acquisition	—	13,283	(100.0%)	—	13,283	(100.0%)
Provision for loan losses	7,068	3,676	92.3%	19,056	13,019	46.4%
Charge offs	(10,574)	(11,142)	(5.1%)	(30,507)	(27,743)	10.0%
Recoveries	3,545	7,507	(52.8%)	11,528	15,083	(23.6%)

Net charge offs	(7,029)	(3,635)	93.4%	(18,979)	(12,660)	49.9%

Ending Balance	$203,481	$203,404	0.0%	$203,481	$203,404	0.0%

Credit Quality
			4Q06 vs 3Q06				4Q06 vs 4Q05
	Dec 31, 2006	Sept 30, 2006	% Change	June 30, 2006	March 31, 2006	Dec 31, 2005	% Change

Nonaccrual loans	$136,734	$123,743	10.5%	$95,426	$102,824	$95,313	43.5%
Loans 90 or more days past due and still accruing	5,725	4,826	18.6%	7,591	7,068	3,270	75.1%
Restructured loans	26	28	(7.1%)	29	31	32	(18.8%)

Total nonperforming loans	142,485	128,597	10.8%	103,046	109,923	98,615	44.5%
Other real estate owned	14,417	13,866	4.0%	14,947	11,676	11,336	27.2%

Total nonperforming assets	156,902	142,463	10.1%	117,993	121,599	109,951	42.7%

Provision for loan losses	7,068	3,837	84.2%	3,686	4,465	3,676	92.3%
Net charge offs	7,029	3,806	84.7%	3,683	4,461	3,635	93.4%

Allowance for loan losses / loans	1.37%	1.33%		1.32%	1.31%	1.34%
Allowance for loan losses / nonperforming loans	142.81	158.20		197.40	185.05	206.26
Nonperforming loans / total loans	0.96	0.84		0.67	0.71	0.65
Nonperforming assets / total assets	0.75	0.68		0.56	0.57	0.50
Net charge offs / average loans (annualized)	0.18	0.10		0.10	0.12	0.10
Year-to-date net charge offs / average loans	0.12	0.10		0.11	0.12	0.09

Period End Loan Composition
			4Q06 vs 3Q06				4Q06 vs 4Q05
	Dec 31, 2006	Sept 30, 2006	% Change	June 30, 2006	March 31, 2006	Dec 31, 2005	% Change

Commercial, financial & agricultural	$3,677,573	$3,549,216	3.6%	$3,505,819	$3,571,835	$3,417,343	7.6%
Real estate — construction	2,047,124	2,186,810	(6.4%)	2,122,136	1,981,473	1,783,267	14.8%
Commercial real estate	3,789,480	3,755,037	0.9%	3,872,819	4,024,260	4,064,327	(6.8%)
Lease financing	81,814	79,234	3.3%	74,919	62,600	61,315	33.4%

Commercial	9,595,991	9,570,297	0.3%	9,575,693	9,640,168	9,326,252	2.9%
Home equity (a)	2,164,758	2,166,312	(0.1%)	2,151,858	2,121,601	2,025,055	6.9%
Installment	915,747	940,139	(2.6%)	945,123	957,877	1,003,938	(8.8%)

Retail	3,080,505	3,106,451	(0.8%)	3,096,981	3,079,478	3,028,993	1.7%
Residential mortgage	2,205,030	2,607,860	(15.4%)	2,732,956	2,819,541	2,851,219	(22.7%)

Total loans	$14,881,526	$15,284,608	(2.6%)	$15,405,630	$15,539,187	$15,206,464	(2.1%)

(a)	Home equity includes home equity lines and residential mortgage junior liens.

Period End Deposit Composition
			4Q06 vs 3Q06				4Q06 vs 4Q05
	Dec 31, 2006	Sept 30, 2006	% Change	June 30, 2006	March 31, 2006	Dec 31, 2005	% Change

Demand	$2,756,222	$2,534,686	8.7%	$2,276,463	$2,319,075	$2,504,926	10.0%
Savings	890,380	959,650	(7.2%)	1,031,993	1,074,938	1,079,851	(17.5%)
Interest-bearing demand	1,875,879	1,712,833	9.5%	1,975,364	2,347,104	2,549,782	(26.4%)
Money market	3,822,928	3,959,719	(3.5%)	3,434,288	2,863,174	2,629,933	45.4%
Brokered CDs	637,575	630,637	1.1%	518,354	567,660	529,307	20.5%
Other time deposits	4,333,087	4,411,020	(1.8%)	4,409,946	4,444,919	4,279,290	1.3%

Total deposits	$14,316,071	$14,208,545	0.8%	$13,646,408	$13,616,870	$13,573,089	5.5%

Customer Repo Sweeps (b)	$875,099	$895,766	(2.3%)	$885,503	$917,380	$822,221	6.43%

(b)	Included within short-term borrowings.

Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp
	Year ended December 31, 2006			Year ended December 31, 2005
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,527,264	$707,405	7.43%	$8,574,996	$532,116	6.21%
Residential mortgage	2,760,454	160,758	5.82	2,875,438	161,095	5.60
Retail	3,082,372	241,313	7.83	2,897,273	198,086	6.84

Total loans	15,370,090	1,109,476	7.22	14,347,707	891,297	6.21
Investments and other	3,859,759	196,136	5.08	4,833,923	228,237	4.72

Total earning assets	19,229,849	1,305,612	6.79	19,181,630	1,119,534	5.84
Other assets, net	1,932,250			1,739,945

Total assets	$21,162,099			$20,921,575

Interest-bearing liabilities:
Savings deposits	$1,012,966	$3,824	0.38%	$1,125,417	$3,877	0.34%
Interest-bearing demand deposits	1,997,355	34,895	1.75	2,337,462	26,611	1.14
Money market deposits	3,324,362	119,506	3.59	2,262,369	45,626	2.02
Time deposits, excluding Brokered CDs	4,388,147	177,860	4.05	4,083,500	123,550	3.03

Total interest-bearing deposits, excluding Brokered CDs	10,722,830	336,085	3.13	9,808,748	199,664	2.04
Brokered CDs	550,925	27,868	5.06	394,305	13,388	3.40

Total interest-bearing deposits	11,273,755	363,953	3.23	10,203,053	213,052	2.09
Wholesale funding	5,161,192	245,877	4.76	6,207,846	208,718	3.36

Total interest-bearing liabilities	16,434,947	609,830	3.71	16,410,899	421,770	2.57
Noninterest-bearing demand	2,349,948			2,259,928
Other liabilities	97,828			149,359
Stockholders’ equity	2,279,376			2,101,389

Total liabilities and stockholders’ equity	$21,162,099			$20,921,575

Net interest income and rate spread (1)		$695,782	3.08%		$697,764	3.27%

Net interest margin (1)			3.62%			3.64%
Taxable equivalent adjustment		$26,233			$25,509

	Three months ended December 31, 2006			Three months ended December 31, 2005
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$9,505,699	$182,086	7.50%	$9,222,512	$156,412	6.64%
Residential mortgage	2,628,382	38,753	5.87	2,905,463	41,482	5.68
Retail	3,099,126	62,771	8.06	3,026,250	55,120	7.25

Total loans	15,233,207	283,610	7.33	15,154,225	253,014	6.58
Investments and other	3,480,577	45,924	5.27	4,926,533	58,295	4.73

Total earning assets	18,713,784	329,534	6.95	20,080,758	311,309	6.12
Other assets, net	1,921,419			1,941,407

Total assets	$20,635,203			$22,022,165

Interest-bearing liabilities:
Savings deposits	$940,041	$903	0.38%	$1,150,777	$800	0.28%
Interest-bearing demand deposits	1,729,355	7,945	1.82	2,210,056	7,082	1.27
Money market deposits	3,727,175	35,420	3.77	2,623,223	17,121	2.59
Time deposits, excluding Brokered CDs	4,356,474	48,243	4.39	4,342,185	37,004	3.38

Total interest-bearing deposits, excluding Brokered CDs	10,753,045	92,511	3.41	10,326,241	62,007	2.38
Brokered CDs	465,687	6,246	5.32	483,100	4,927	4.05

Total interest-bearing deposits	11,218,732	98,757	3.49	10,809,341	66,934	2.46
Wholesale funding	4,547,042	58,145	5.02	6,280,793	62,014	3.87

Total interest-bearing liabilities	15,765,774	156,902	3.93	17,090,134	128,948	2.98
Noninterest-bearing demand	2,529,712			2,473,569
Other liabilities	99,574			138,328
Stockholders’ equity	2,240,143			2,320,134

Total liabilities and stockholders’ equity	$20,635,203			$22,022,165

Net interest income and rate spread (1)		$172,632	3.02%		$182,361	3.14%

Net interest margin (1)			3.64%			3.59%
Taxable equivalent adjustment		$6,568			$6,766

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.